EXHIBIT 21.1
DIAMOND SHAMROCK, INC.
SIGNIFICANT SUBSIDIARIES
DECEMBER, 1994



DIAMOND SHAMROCK REFINING & MARKETING CO.
SIGMOR CORPORATION
D-S VENTURE COMPANY, LLC.
DIAMOND SHAMROCK REFINING COMPANY, L.P.